UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering of Units and Pre-Funded Units

Pricing and Closing

On November 16, 2018, ReWalk Robotics Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Representative”), as representative to the underwriters (the “Underwriters”), for an underwritten public offering (the “Public Offering”) of (i) 12,401,390 units with a public offering price of $0.30 per unit, each containing one ordinary share of the Company, par value NIS 0.01 per share, and one warrant to purchase one ordinary share at an exercise price of $0.30 per share (each, a “common warrant”), and (ii) 26,259,332 pre-funded units with a public offering price of $0.29 per unit, each containing one pre-funded warrant with an exercise price of $0.01 per share (each, a “pre-funded warrant”) and one common warrant to purchase one ordinary share. Additionally, the Company granted the Underwriters a 30-day option to purchase up to an additional 5,799,108 ordinary shares for $0.29 per share and/or common warrants to purchase up to an additional 5,799,108 ordinary shares for $0.01 per warrant, in each case, less underwriting discounts and commissions.

On November 18, 2018, the Underwriters fully exercised their option to purchase additional securities and on November 20, 2018, the public offering closed. The net proceeds to the Company from the offering, including the exercise of the Underwriter’s option to purchase additional securities, were approximately $12.1 million, excluding any proceeds from the exercise of common warrants and pre-funded warrants, after deducting underwriting discounts and commissions and before payment of estimated offering expenses (including an underwriter management fee) of approximately $0.6 million. As compensation for their role in the offering, the Company also issued to the Underwriters warrants to purchase up to 2,667,590 ordinary shares (the “underwriter warrants”), which are immediately exercisable starting on November 20, 2018 until November 15, 2023 at $0.375 per share. The issuance and sale of the ordinary shares, common warrants, pre-funded warrants and underwriter warrants offered in the offering, as well as the ordinary shares underlying all of the warrants, were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-227852).

As discussed below under “Kreos V Loan Agreement Amendment,” the Company used $3.6 million of the offering’s proceeds to repay outstanding indebtedness under its $3.0 million secured convertible promissory note, dated June 9, 2017 (the “Kreos V Convertible Note”), held by Kreos Capital V (Expert Fund) Limited (“Kreos V”), and to make other related payments to Kreos V. The Company intends to use the remainder for sales, marketing and reimbursement expenses related to market development activities and broadening third-party payor coverage and for research and development costs related to developing lightweight exo-suit technology for various lower limb disabilities, including stroke and other indications affecting the ability to walk.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors, certain of its executive officers and others, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

Terms of Pre-Funded Warrants and Common Warrants

The pre-funded warrants are immediately exercisable starting on November 20, 2018 and may be exercised at any time until all of the pre-funded warrants are exercised in full. The common warrants are immediately exercisable starting on November 20, 2018 and may be exercised at any time until November 20, 2023. The exercise price and number of shares issuable upon exercise of the common warrants and pre-funded warrants are subject to appropriate customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s ordinary shares and the exercise price.

A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant or common warrant to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding ordinary shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s pre-funded warrant or common warrant up to 9.99% of the number of the Company’s ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant or common warrant. The pre-funded warrant and common warrant issued to Kreos V contain blocker provisions capping the ownership of it and its affiliates at 9.99% of the Company’s outstanding ordinary shares.

Lock-up Restrictions

The Company agreed, in the Underwriting Agreement, to certain restrictions on the issuance and sale of its ordinary shares, or any securities convertible into, or exercisable or exchangeable for, ordinary shares, for 90 days following November 16, 2018 (the “Lock-up Period”). These lock-up restrictions do not apply to, in addition to certain customary exceptions, the Company’s (i) issuance of equity or debt securities in acquisitions or strategic transactions approved by a majority of disinterested directors not for the purpose of raising capital, (ii) offer, grant, issuance or sale of equity or debt securities in financings with certain strategic investors or certain debt refinancing transactions, or (iii) issuance of ordinary shares under the investment agreement, dated March 6, 2018, as amended, between the Company and Timwell Corporation Limited (“Timwell”), or any substantially similar new agreement between the Company and Timwell or any of its affiliates.

Pursuant to the Underwriting Agreement, the Company also agreed for a period of six months after November 20, 2018 not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, its ordinary shares at a conversion, exercise or exchange price which floats with the trading price of its ordinary shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price. This restriction does not apply to the Company’s offer, issuance or sale of ordinary shares in its at-the-market offering program or a new program with the same agent with substantially similar terms following the 90-day Lock-up Period.

Kreos V Loan Agreement Amendment

On November 20, 2018, the Company and Kreos V entered into the Second Amendment (the “Second Amendment”) to the Agreement for the Provision of a Loan Facility of up to $20,000,000, dated December 30, 2015, as previously amended on June 9, 2017 (the “Kreos V Loan Agreement”). In the Second Amendment, the Company agreed to pay $3.6 million to Kreos V in satisfaction of all outstanding indebtedness under the Kreos V Convertible Note and other related payments, including prepayment costs and “End of Loan” payments (as defined in the Kreos V Loan Agreement), and Kreos V agreed to cancel the Kreos V Convertible Note. The Company paid Kreos V the $3.6 million using the proceeds of the public offering, in which Kreos V participated by purchasing 4,800,000 units and 7,200,000 pre-funded units at the applicable public offering prices for an aggregate price of $3.6 million (including the aggregate exercise price for the ordinary shares to be received upon exercise of the pre-funded warrants, assuming Kreos V exercises all of the pre-funded warrants it purchased).

The Company and Kreos V also agreed to revise the principal and the repayment schedule under the Kreos V Loan Agreement. This revised repayment schedule, attached to the Kreos V Loan Agreement, effectively defers an additional $1.0 million of payments due in 2018 and approximately one-half of all payments due in 2019 under the loan’s prior repayment schedule, for total deferred payments of approximately $3.9 million compared to the prior repayment schedule. As of November 20, 2018, the outstanding principal amount under the Kreos V Loan Agreement was approximately $9.7 million. The Second Amendment also made certain changes to the prepayment premiums under the Kreos V Loan Agreement, tying them to the date of the Second Amendment.

Kreos V Warrant Amendment

On November 20, 2018, Kreos V and the Company entered into the First Amendment to the Warrant to Purchase Shares (the “Kreos V Warrant Amendment”), which amended the exercise price of the warrant to purchase 167,012 ordinary shares currently held by Kreos V from $9.64 to $0.30. As previously disclosed, the Company granted this warrant to Kreos V on December 31, 2015 and December 28, 2016 in connection with the Kreos V Loan Agreement, which is exercisable until the earlier of (i) December 30, 2025 or (ii) an “M&A Transaction,” as defined therein.

The foregoing descriptions of the Underwriting Agreement, Kreos V Warrant Amendment, common warrants, the pre-funded warrants, the underwriter warrants and the Kreos V Loan Agreement are not complete and are qualified by reference to the full text of the Underwriting Agreement, form of common warrant, form of pre-funded warrant, form of underwriter warrant, Kreos V Warrant Amendment and Kreos V Loan Agreement, copies of which are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 10.1 respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 under “Kreos V Warrant Amendment” is incorporated by reference into this Item 3.02. The Company believes that the Kreos V Warrant Amendment, to the extent it represents an unregistered sale of equity securities, is exempt from registration under the Securities Act in reliance on Regulation S under or Section 4(a)(2) of the Securities Act, regarding transactions by an issuer involving offers and sales of securities outside the United States with no directed selling efforts or not involving a public offering, respectively. Pursuant to the Kreos V Warrant Amendment, Kreos V represented to the Company its knowledge and financial sophistication as an investor and its ability to bear the enconomic risk of its investment.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to amendment no. 2 to the Company’s registration statement on Form S-1, filed with the SEC on November 14, 2018 (File No. 333-227852)).
4.1	First Amendment, dated November 20, 2018, to Warrant to Purchase Shares issued to Kreos Capital V (Expert Fund) Limited.
4.2	Form of common warrant offered in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.7 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on November 7, 2018).
4.3	Form of pre-funded warrant offered in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.6 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on November 7, 2018).
4.4	Form of underwriter warrant issued in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.8 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852) filed with the SEC on November 7, 2018).
10.1	Second Amendment, dated November 20, 2018, to Agreement for the Provision of a Loan Facility of up to $20,000,0000 between the Company and Kreos Capital V (Expert Fund) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name:	Ori Gon
Title:	Chief Financial Officer

Dated: November 21, 2018

EXHIBIT INDEX

No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to amendment no. 2 to the Company’s registration statement on Form S-1, filed with the SEC on November 14, 2018 (File No. 333-227852)).
4.1	First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018.
4.2	Form of common warrant offered in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.7 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on November 7, 2018).
4.3	Form of pre-funded warrant offered in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.6 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on November 7, 2018).
4.4	Form of underwriter warrant issued in the Company’s 2018 public offering (incorporated by reference to Exhibit 4.8 to amendment no. 1 to the Company’s registration statement on Form S-1 (File No. 333-227852) filed with the SEC on November 7, 2018).
10.1	Second Amendment to Loan Agreement between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018.